KKR & Co. Inc. Reports First Quarter 2020 Results
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NEW YORK, May 6, 2020 - KKR & Co. Inc. (NYSE: KKR) today reported its first quarter 2020 results.

GAAP Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders(1) was $(1,288.9) million for the quarter ended March 31, 2020. On a diluted basis, Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock was $(2.31) for the quarter ended March 31, 2020. KKR & Co. Inc. Stockholders' Equity - Common Stockholders(1) was $8.8 billion as of March 31, 2020, or $15.97 Per Outstanding Share of Class A common stock.

After-tax Distributable Earnings and After-tax Distributable Earnings Per Adjusted Share were $355.3 million and $0.42, respectively, for the quarter ended March 31, 2020.

As of and for the quarter ended March 31, 2020:

•	After-tax Distributable Earnings Per Adjusted Share are 11% higher compared to the first quarter of 2019.

•
Assets Under Management and Fee Paying Assets Under Management were $207 billion and $159 billion, up 4% and 8%, respectively, over the last twelve months. Uncalled commitments were $58 billion, of which $19 billion will contribute to Fee Paying Assets Under Management as that capital is either invested or enters its investment period.

•	Book value was $13.9 billion or $16.52 per adjusted share.

•
A dividend of $0.135 per share of Class A common stock has been declared for the first quarter of 2020.  This is consistent with KKR’s previously announced decision to increase its annualized dividend per Class A Common stock by 8% from $0.50 to $0.54 beginning with this quarter.

•
From December 31, 2019 through May 6, 2020, KKR used a total of $286 million under its share repurchase plan; open market repurchases were made at an average cost of $24.14.  KKR announces an increase in its total available share repurchase reauthorization to $500 million, effective immediately.

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“As we reflect on the quarter, we can’t help but pause to first express our gratitude for the sacrifices, efforts and professionalism exhibited by all essential workers, including the many who work for our portfolio companies, standing on the front lines of the COVID-19 pandemic,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Since February, we have seen more uncertainty and volatility than at any time since the financial crisis. KKR navigated the quarter well and our results bear testament to the strength of our business model. We are enormously proud of the dedication of our employees and believe we are well positioned to help our clients and communities for what lies ahead.”

Note: KKR discloses in this earnings release certain financial measures, including after-tax distributable earnings and book value that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“non-GAAP”). Such non-GAAP measures should be considered in addition to, and not a substitute for or superior to, financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures, including operating assets, operating liabilities, operating revenues, operating expenses and distributable operating earnings, are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in Exhibit A.

(1)
Represents only that portion of the business held by KKR & Co. Inc. and does not include the economic interests that are held by KKR Holdings L.P. Our non-GAAP financial results are presented prior to giving effect to the allocation of ownership interests between KKR & Co. Inc. and KKR Holdings L.P. and as such represents the business in total.

GAAP RESULTS
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders was $(1,288.9) million for the quarter ended March 31, 2020, compared to $701.0 million for the quarter ended March 31, 2019.
Revenues for the quarter ended March 31, 2020 were $(1,001.5) million compared to $1,187.5 million for the quarter ended March 31, 2019. The decrease is primarily driven by mark-to-market net carried interest losses in the current period due to economic and market impacts of COVID-19, partially offset by a higher level of management fees.
Expenses for the quarter ended March 31, 2020 were $(96.7) million compared to $728.8 million for the quarter ended March 31, 2019. The decrease is primarily driven by the reversal of previously recognized accrued carried interest compensation resulting from net carried interest losses in the current period.
Total investment income (loss) for the quarter ended March 31, 2020 was $(3,683.8) million compared to $1,335.9 million for the comparable period of 2019. The decrease is primarily due to unrealized investment losses from our investment portfolio driven by the impact of COVID-19 on the economic outlook and overall market environment.
KKR & Co. Inc. Stockholders’ Equity - Common Stockholders per Outstanding Share of Class A common stock was $15.97 as of March 31, 2020, down from $18.44 as of December 31, 2019. The decrease was primarily attributable to net depreciation in the value of our investment portfolio that is attributable to KKR & Co. Inc. and to a lesser extent dividends to Class A common stockholders.

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OPERATING RESULTS
AFTER-TAX DISTRIBUTABLE EARNINGS
After-tax distributable earnings was $355.3 million for the quarter ended March 31, 2020, compared with $314.1 million in the comparable prior period.
The increase was primarily due to an increase in realized investment income and an increase in management fees. Management fees were $331.8 million for the quarter ended March 31, 2020 compared with $292.3 million in the comparable prior period. The increase in management fees reflects an overall higher level of FPAUM in each of the Private Markets and Public Markets business lines. These increases were partially offset by an increase in compensation and benefits expense and a decrease in transaction fees.
BOOK VALUE PER ADJUSTED SHARE
Book value per adjusted share was $16.52 as of March 31, 2020, down 14%, compared with $19.24 as of December 31, 2019. The decrease was primarily attributable to net depreciation in the value of our investment portfolio primarily due to the market and economic impacts of COVID-19 and to a lesser extent dividends to our shareholders, net of after-tax distributable earnings. Our private equity portfolio appreciated 4% over the last twelve months.
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OPERATING METRICS
ASSETS UNDER MANAGEMENT
AUM was $207.1 billion as of March 31, 2020 compared to $218.4 billion as of December 31, 2019. The decrease was primarily attributable to a decrease in the value of our Private and Public Markets portfolios and distributions to limited partners in our private equity portfolio and redemptions in funds managed by our strategic partners. The decline in values in the quarter was primarily driven by the market and economic impacts of COVID-19. These decreases were partially offset by new capital raised in our private equity and real estate funds and leveraged credit investment vehicles.
FEE PAYING ASSETS UNDER MANAGEMENT
FPAUM was $159.1 billion as of March 31, 2020 compared to $161.2 billion as of December 31, 2019. The decrease was primarily driven by a decrease in the value of our Public Markets portfolio and distributions to limited partners in our private equity and real asset portfolios and distributions across various Public Markets strategies. This decrease was partially offset by new capital raised across multiple strategies including private credit, leveraged credit, real estate, infrastructure, and in funds managed by our strategic partners.

DIVIDENDS AND OTHER
A dividend of $0.135 per share of Class A common stock has been declared for the first quarter of 2020, which will be paid on June 2, 2020 to holders of record of Class A common stock as of the close of business on May 18, 2020.
A dividend of $0.421875 per share of Series A Preferred Stock has been declared and set aside for payment on June 15, 2020 to holders of record of Series A Preferred Stock as of the close of business on June 1, 2020. A dividend of $0.406250 per share of Series B Preferred Stock has been declared and set aside for payment on June 15, 2020 to holders of record of Series B Preferred Stock as of the close of business on June 1, 2020.
The declaration and payment of any future dividends on preferred or common stock will be subject to the discretion of the board of directors of KKR & Co. Inc. based on a number of factors, including KKR’s future financial performance and other considerations that the board deems relevant, the terms of KKR & Co. Inc.'s certificate of incorporation and applicable law.  There can be no assurance that future dividends will be made as intended or at all or that any particular dividend policy for Class A common stock will be maintained.
Since the beginning of the year, KKR issued $750 million aggregate principal amount of senior notes through its finance subsidiaries, consisting of $500 million of 3.625% Senior Notes due 2050 issued on February 25, 2020 and $250 million of $3.750% Senior Notes due 2029 issued on April 21, 2020. These notes are unsecured and unsubordinated obligations of KKR.

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SHARE REPURCHASE ACTIVITY (1)
Effective May 6, 2020, KKR increased the total available amount under its repurchase program to $500 million, which may be used to repurchase shares in the open market as well as to reduce shares issuable to participants in its equity incentive plans. In total, as can be seen in the table below, KKR has used approximately $1.3 billion to either repurchase shares or retire equity awards since the inception of KKR’s share repurchase plan on October 27, 2015 through May 6, 2020.

Share Repurchase Activity -- October 27, 2015 through May 6, 2020 (2)
(Amounts in millions, except per share amounts)	Inception to Date
Open Market Share Repurchases	52.3
Reduction of Shares for Retired Equity Awards (3)	18.0
Total Repurchased Shares and Retired Equity Awards	70.3
Total Capital Used	$1,318
Average Price Paid Per Share (4)	$18.75
Remaining Availability under Current Share Repurchase Plan	$500

From December 31, 2019 through May 6, 2020, KKR used a total of approximately $286 million to repurchase 10.2 million shares in the open market and to retire equity awards representing 1.7 million shares that otherwise would have been issued to participants under the Equity Incentive Plans. During this period, open market purchases were made at an average cost of $24.14 per share. The timing, manner, price and amount of any common stock repurchases will be determined by KKR in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. The program does not require KKR to repurchase any specific number of shares of common stock, and the program may be suspended, extended, modified or discontinued at any time.

(1)	References to the repurchase and reduction of shares relate to shares of KKR Class A common stock.

(2)	KKR & Co. Inc.'s initial repurchase authorization was announced on October 27, 2015.

(3)
Refers to the retirement of equity awards issued pursuant to the Amended and Restated KKR & Co. Inc. 2010 Equity Incentive Plan and the KKR & Co. Inc. 2019 Equity Incentive Plan (collectively the "Equity Incentive Plans").

(4)
Average price paid per share reflects total capital used to repurchase shares and to retire equity awards from inception to May 6, 2020 divided by the total number of repurchased shares and retired equity awards.

CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Wednesday, May 6, 2020 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 1299767, beginning approximately two hours after the broadcast.
A slide presentation containing supplemental commentary about KKR's financial results for the fiscal quarter ended March 31, 2020 may be accessed through the Investor Center of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed above.
From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
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ABOUT KKR
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
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FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including the statements with respect to the declaration and payment of dividends in future quarters and the timing, manner and volume of repurchase of Class A common stock pursuant to its repurchase program. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.
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CONTACT INFORMATION
Investor Relations:
Craig Larson
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410
investor-relations@kkr.com

Media:
Kristi Huller
Tel: +1-212-750-8300
media@kkr.com

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	March 31, 2020	March 31, 2019
Revenues
Fees and Other	$380,572	$372,548
Capital Allocation-Based Income (Loss)	(1,382,077)	814,932
Total Revenues(1)	(1,001,505)	1,187,480
Expenses
Compensation and Benefits	(262,137)	544,562
Occupancy and Related Charges	16,322	14,690
General, Administrative and Other	149,123	169,515
Total Expenses(1)	(96,692)	728,767
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	(3,944,504)	1,203,878
Dividend Income	168,699	22,625
Interest Income	353,455	358,511
Interest Expense	(261,469)	(249,088)
Total Investment Income (Loss)	(3,683,819)	1,335,926

Income (Loss) Before Taxes	(4,588,632)	1,794,639

Income Tax Expense (Benefit)	(360,679)	167,593

Net Income (Loss)	(4,227,953)	1,627,046

Net Income (Loss) Attributable to Noncontrolling Interests	(2,947,429)	917,727

Net Income (Loss) Attributable to KKR & Co. Inc.	(1,280,524)	709,319

Preferred Stock Dividends	8,341	8,341

Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$(1,288,865)	$700,978

Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock
Basic	$(2.31)	$1.31
Diluted (2)	$(2.31)	$1.27
Weighted Average Shares of Class A Common Stock Outstanding
Basic	559,149,821	533,892,474
Diluted (2)	559,149,821	550,046,440

GAAP CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
(Amounts in thousands, except per share amounts)

	As of
	March 31, 2020	December 31, 2019

Assets
Cash and Cash Equivalents	$1,982,292	$2,346,713
Investments	48,601,127	54,936,268
Other Assets	5,017,656	3,616,338
Total Assets	$55,601,075	$60,899,319

Liabilities and Equity
Debt Obligations	$26,265,381	$27,013,284
Other Liabilities	2,745,664	3,383,661
Total Liabilities	29,011,045	30,396,945

Stockholders' Equity
KKR & Co. Inc. Stockholders' Equity - Preferred Stock	482,554	482,554
KKR & Co. Inc. Stockholders' Equity - Common Stock	8,843,408	10,324,936
Noncontrolling Interests	17,264,068	19,694,884
Total Equity	26,590,030	30,502,374
Total Liabilities and Equity	$55,601,075	$60,899,319

KKR & Co. Inc. Stockholders' Equity Per Outstanding Share of Class A Common Stock	$15.97	$18.44

(1)
Capital allocation-based income (loss) is earned from those arrangements whereby KKR serves as general partner and includes income from KKR's capital interest as well as "carried interest" which entitles KKR to a disproportionate allocation of investment income from investment funds' limited partners. During the first quarter of 2020, previously recognized carried interest and the associated carried interest compensation recorded in compensation and benefits were reversed resulting from the decline in investment returns in the period.

(2)
Consistent with prior quarters, KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per share of Class A common stock since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnership L.P. As required under GAAP, for the quarter ended March 31, 2020, unvested shares of Class A common stock are excluded from the calculation of diluted earnings per share of Class A common stock because inclusion of such unvested shares of Class A common stock would be anti-dilutive having the effect of decreasing the loss per share of Class A common stock.

OPERATING REVENUES, OPERATING EXPENSES AND AFTER-TAX DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

OPERATING REVENUES

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Operating Revenues
Fees and Other, Net
Management Fees	$331,758	$317,131	$292,296
Transaction Fees	98,420	255,511	186,727
Monitoring Fees	31,149	26,668	25,651
Fee Credits	(35,614)	(108,662)	(107,416)
Total Fees and Other, Net	425,713	490,648	397,258

Realized Performance Income (Loss)
Carried Interest	361,331	232,180	330,345
Incentive Fees	10,957	12,771	19,537
Total Realized Performance Income (Loss)	372,288	244,951	349,882

Realized Investment Income (Loss)
Net Realized Gains (Losses)	6,670	43,524	44,712
Interest Income and Dividends	138,494	182,946	58,207
Total Realized Investment Income (Loss)	145,164	226,470	102,919

Total Operating Revenues	$943,165	$962,069	$850,059

OPERATING EXPENSES

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Operating Expenses
Compensation and Benefits (1)	$377,230	$357,740	$340,286
Occupancy and Related Charges	14,114	14,302	13,957
Other Operating Expenses (2)	79,628	108,133	74,910
Total Operating Expenses	$470,972	$480,175	$429,153

AFTER-TAX DISTRIBUTABLE EARNINGS

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
After-tax Distributable Earnings
(+) Total Operating Revenues	$943,165	$962,069	$850,059
(-) Total Operating Expenses	470,972	480,175	429,153
(=) Total Distributable Operating Earnings	472,193	481,894	420,906
(-) Interest Expense	47,434	44,367	44,130
(-) Preferred Dividends	8,341	8,341	8,341
(-) Income (Loss) Attributable to Noncontrolling Interests	1,089	1,803	359
(-) Income Taxes Paid	60,035	52,242	53,993
After-tax Distributable Earnings	$355,294	$375,141	$314,083

After-tax Distributable Earnings Per Adjusted Share	$0.42	$0.44	$0.38
Weighted Average Adjusted Shares	847,471,874	848,327,093	832,750,892

Assets Under Management	$207,076,900	$218,355,100	$199,503,300
Fee Paying Assets Under Management	$159,056,200	$161,209,800	$147,685,300
Capital Invested and Syndicated Capital	$5,162,100	$9,833,000	$5,825,000
Uncalled Commitments	$58,194,100	$56,920,600	$58,102,600

Fee Related Earnings	$236,153	$271,210	$222,351

(1)	Includes equity-based compensation of $51.0 million, $49.9 million, and $54.9 million for the quarters ended March 31, 2020, December 31, 2019, and March 31, 2019, respectively.

(2)
For the quarter ended December 31, 2019, other operating expenses include approximately $20 million of issuance costs incurred in connection with the launch of a closed-end fund that closed in the fourth quarter of 2019.

SCHEDULE OF SELECTED SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Fees and Other, Net
Management Fees	$217,260	$201,760	$183,221
Transaction Fees	16,868	122,601	99,017
Monitoring Fees	31,149	26,668	25,651
Fee Credits	(15,479)	(83,170)	(82,342)
Total Fees and Other, Net	$249,798	$267,859	$225,547

Realized Performance Income (Loss)
Carried Interest	$325,691	$232,180	$330,345
Incentive Fees	1,137	831	675
Total Realized Performance Income (Loss)	$326,828	$233,011	$331,020

Assets Under Management	$114,112,000	$119,274,700	$108,119,500
Fee Paying Assets Under Management	$77,566,400	$76,918,100	$71,570,300
Capital Invested	$1,434,000	$4,491,600	$3,259,200
Uncalled Commitments	$48,918,100	$46,811,300	$48,428,400

PUBLIC MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Fees and Other, Net
Management Fees	$114,498	$115,371	$109,075
Transaction Fees	21,369	26,142	27,456
Fee Credits	(20,135)	(25,492)	(25,074)
Total Fees and Other, Net	$115,732	$116,021	$111,457

Realized Performance Income (Loss)
Carried Interest	$35,640	$—	$—
Incentive Fees	9,820	11,940	18,862
Total Realized Performance Income (Loss)	$45,460	$11,940	$18,862

Assets Under Management	$92,964,900	$99,080,400	$91,383,800
Fee Paying Assets Under Management	$81,489,800	$84,291,700	$76,115,000
Capital Invested	$3,642,100	$4,034,000	$2,227,100
Uncalled Commitments	$9,276,000	$10,109,300	$9,674,200

CAPITAL MARKETS BUSINESS LINE REVENUES & OPERATING METRICS

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019

Transaction Fees	$60,183	$106,768	$60,254

Syndicated Capital	$86,000	$1,307,400	$338,700

PRINCIPAL ACTIVITIES BUSINESS LINE REVENUES

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Realized Investment Income (Loss)
Net Realized Gains (Losses)	$6,670	$43,524	$44,712
Interest Income and Dividends	138,494	182,946	58,207
Total Realized Investment Income (Loss)	$145,164	$226,470	$102,919

OPERATING ASSETS, OPERATING LIABILITIES AND BOOK VALUE (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

OPERATING ASSETS

	As of
	March 31, 2020		December 31, 2019
Operating Assets
Cash and Short-term Investments	$2,502,331		$2,783,905
Investments	11,492,564	(1)	13,026,387
Net Unrealized Carried Interest	1,026,256	(2)	1,982,251	(2)
Tax Assets	507,508		111,719
Other Assets	4,192,643		3,716,189
Total Operating Assets	$19,721,302		$21,620,451

OPERATING LIABILITIES

	As of
	March 31, 2020		December 31, 2019
Operating Liabilities
Debt Obligations - KKR (ex-KFN)	$3,592,286		$3,097,460
Debt Obligations - KFN	948,517		948,517
Tax Liabilities	189,632		169,997
Other Liabilities	581,741		514,236
Total Operating Liabilities	$5,312,176		$4,730,210

BOOK VALUE

	As of
	March 31, 2020		December 31, 2019
Book Value
(+) Total Operating Assets	$19,721,302		$21,620,451
(-) Total Operating Liabilities	5,312,176		4,730,210
(-) Noncontrolling Interests	27,198		26,291
(-) Preferred Stock	500,000		500,000
Book Value	$13,881,928		$16,363,950

Book Value Per Adjusted Share	$16.52		$19.24
Adjusted Shares	840,179,251		850,388,924

Note: As of March 31, 2020, KKR had a (i) $1.0 billion revolving credit facility, which was undrawn, and (ii) $1.3 billion in revolving credit facilities for use in its capital markets business, which were also undrawn.

(1)	See schedule of investments that follows on the next page.

(2)	The following table provides net unrealized carried interest by business line:

	As of
	March 31, 2020	December 31, 2019
Private Markets Business Line	$1,022,228	$1,832,581
Public Markets Business Line	4,028	149,670
Total	$1,026,256	$1,982,251

SCHEDULE OF INVESTMENTS (UNAUDITED) (1)
(Amounts in thousands, except percentage amounts)

As of March 31, 2020

Investments	Fair Value

Private Equity Funds / SMAs	$4,540,091
Private Equity Co-Investments and Other Equity	2,938,592
Private Equity Total	7,478,683

Energy	517,594
Real Estate	1,065,783
Infrastructure	601,339
Real Assets Total	2,184,716

Special Situations	345,852
Private Credit	121,809
Alternative Credit Total	467,661
CLOs	454,980
Other Credit	139,127
Credit Total	1,061,768

Other	767,397

Total Investments	$11,492,564

	As of March 31, 2020

Significant Investments: (3)	Fair Value	Fair Value as a % of Total Investments
Fiserv, Inc.	$1,415,083	12.3%
USI, Inc.	800,168	7.0%
BridgeBio Pharma Inc.	425,355	3.7%
Heartland Dental, LLC	392,931	3.4%
PetVet Care Centers, LLC	389,101	3.4%
Total Significant Investments	3,422,638	29.8%

Other Investments	8,069,926	70.2%
Total Investments	$11,492,564	100.0%

(1)
Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority ownership of subsidiaries that operate KKR’s asset management and other businesses, including the general partner interests of KKR’s investment funds.

(2)
Private Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds, core private equity funds and other opportunistic investments. Equity investments in other asset classes, such as energy, real estate, and alternative credit appear in these other asset classes.

(3)
Significant Investments include the top five investments (other than investments expected to be syndicated or transferred in connection with a new fundraising) based on their fair values as of March 31, 2020. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended March 31, 2020
December 31, 2019	$119,274,700	$99,080,400		$218,355,100
New Capital Raised	4,182,000	2,909,200		7,091,200
Distributions and Other	(2,895,700)	(1,964,900)	(1)	(4,860,600)
Change in Value	(6,449,000)	(7,059,800)		(13,508,800)
March 31, 2020	$114,112,000	$92,964,900		$207,076,900

Trailing Twelve Months Ended March 31, 2020
March 31, 2019	$108,119,500	$91,383,800		$199,503,300
New Capital Raised	13,583,900	12,733,700		26,317,600
Impact of Other Transactions	—	2,172,900	(2)	2,172,900
Distributions and Other	(9,922,300)	(7,959,600)	(3)	(17,881,900)
Change in Value	2,330,900	(5,365,900)		(3,035,000)
March 31, 2020	$114,112,000	$92,964,900		$207,076,900

FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Business Line	Public Markets Business Line		Total
Quarter Ended March 31, 2020
December 31, 2019	$76,918,100	$84,291,700		$161,209,800
New Capital Raised	1,300,200	3,971,400		5,271,600
Distributions and Other	(1,083,500)	(1,868,000)	(4)	(2,951,500)
Change in Value	431,600	(4,905,300)		(4,473,700)
March 31, 2020	$77,566,400	$81,489,800		$159,056,200

Trailing Twelve Months Ended March 31, 2020
March 31, 2019	$71,570,300	$76,115,000		$147,685,300
New Capital Raised	9,218,600	13,707,100		22,925,700
Impact of Other Transactions	—	2,172,900	(2)	2,172,900
Distributions and Other	(3,629,300)	(6,868,200)	(5)	(10,497,500)
Net Changes in Fee Base of Certain Funds (6)	(240,500)	—		(240,500)
Change in Value	647,300	(3,637,000)		(2,989,700)
March 31, 2020	$77,566,400	$81,489,800		$159,056,200

(1)	Includes $1,494.3 million of redemptions by fund investors.

(2)	Includes KKR's incremental pro rata portion of AUM and FPAUM of $2,172.9 million managed by Marshall Wace LLP due to an additional 5% interest acquired by KKR on November 22, 2019.

(3)	Includes $5,767.5 million of redemptions by fund investors.

(4)	Includes $1,378.3 million of redemptions by fund investors.

(5)	Includes $4,948.8 million of redemptions by fund investors.

(6)	Represents the impact of certain funds entering their post-investment period.

INVESTMENT VEHICLE SUMMARY (UNAUDITED)
As of March 31, 2020
(Amounts in millions, except percentages)

	Investment Period		Amount
	Start Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets Business Line

Private Equity and Growth Funds
Americas Fund XII	1/2017	1/2023	$13,500.0	$7,061.9	5.8%	$6,461.8	$89.0	$6,373.6	$7,066.4
North America Fund XI	9/2012	1/2017	8,718.4	576.3	2.9%	9,579.6	11,299.6	5,303.6	7,470.0
2006 Fund (1)	9/2006	9/2012	17,642.2	247.4	2.1%	17,304.5	31,003.8	3,285.8	4,643.9
Millennium Fund (1)	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	14,123.1	—	6.1
European Fund V	3/2019	7/2025	6,030.3	5,584.6	1.9%	717.9	—	717.9	465.4
European Fund IV	12/2014	3/2019	3,508.6	241.3	5.7%	3,372.9	1,968.6	2,472.7	3,658.4
European Fund III (1)	3/2008	3/2014	5,508.0	148.2	5.2%	5,359.8	10,463.6	396.9	235.3
European Fund II (1)	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	8,507.4	—	34.3
Asian Fund III	4/2017	4/2023	9,000.0	4,928.2	5.6%	4,292.3	985.4	3,996.8	5,051.8
Asian Fund II	4/2013	4/2017	5,825.0	315.8	1.3%	6,522.4	4,051.2	4,345.1	5,466.4
Asian Fund (1)	7/2007	4/2013	3,983.3	—	2.5%	3,945.9	8,535.4	173.5	190.4
China Growth Fund (1)	11/2010	11/2016	1,010.0	—	1.0%	1,010.0	805.5	549.1	450.8
Next Generation Technology Growth Fund II	12/2019	12/2025	2,088.3	2,088.3	7.2%	—	—	—	—
Next Generation Technology Growth Fund	3/2016	12/2019	658.9	10.5	22.5%	653.9	45.9	603.3	979.7
Health Care Strategic Growth Fund	12/2016	12/2021	1,331.0	906.2	11.3%	503.9	82.4	415.3	692.6
Global Impact Fund	2/2019	2/2025	1,242.2	1,156.5	8.1%	85.7	—	85.7	62.5
Total Private Equity and Growth Funds			91,797.0	23,265.2		71,561.4	91,960.9	28,719.3	36,474.0

Co-Investment Vehicles and Other	Various	Various	11,760.1	5,134.1	Various	6,802.5	4,852.1	4,455.6	5,414.8

Total Private Equity			103,557.1	28,399.3		78,363.9	96,813.0	33,174.9	41,888.8

Core Investment Vehicles	Various	Various	9,745.0	5,045.1	35.9%	4,699.9	—	4,699.9	6,271.2

Real Assets
Energy Income and Growth Fund II	6/2018	6/2021	994.2	587.6	20.1%	416.3	9.6	407.1	356.1
Energy Income and Growth Fund	9/2013	6/2018	1,974.2	59.3	12.9%	1,963.4	781.9	1,287.7	726.1
Natural Resources Fund (1)	Various	Various	887.4	0.9	Various	886.5	123.2	194.2	41.1
Global Energy Opportunities	Various	Various	914.1	188.4	Various	501.3	128.2	338.0	193.8
Global Infrastructure Investors III	6/2018	6/2024	7,148.7	4,576.9	3.8%	2,623.4	51.5	2,584.8	2,501.7
Global Infrastructure Investors II	10/2014	6/2018	3,039.8	158.2	4.1%	3,117.7	847.1	2,554.9	3,979.6
Global Infrastructure Investors	9/2011	10/2014	1,040.2	25.4	4.8%	1,047.6	1,364.9	319.9	824.2
Asia Pacific Infrastructure Investors	1/2020	1/2026	1,759.5	1,759.5	14.2%	—	—	—	—
Real Estate Partners Americas II	5/2017	12/2020	1,921.2	915.5	7.8%	1,164.7	342.5	993.7	1,116.7
Real Estate Partners Americas	5/2013	5/2017	1,229.1	148.2	16.3%	1,010.7	1,351.4	222.1	127.6
Real Estate Partners Europe	9/2015	12/2019	707.9	231.8	9.3%	548.0	146.1	475.3	543.2
Real Estate Credit Opportunity Partners	2/2017	4/2019	1,130.0	122.2	4.4%	1,007.8	161.9	1,007.8	964.3
Property Partners Americas	12/2019	(2)	1,512.5	1,317.2	33.1%	195.3	—	195.3	196.8
Co-Investment Vehicles and Other	Various	Various	4,893.7	3,268.8	Various	1,624.9	831.3	1,621.2	1,838.8
Total Real Assets			29,152.5	13,359.9		16,107.6	6,139.6	12,202.0	13,410.0

Unallocated Commitments (3)			1,985.8	1,985.8	Various	—	—	—	—

Private Markets Total			144,440.4	48,790.1		99,171.4	102,952.6	50,076.8	61,570.0

Public Markets Business Line (4)

Alternative Credit
Special Situations Fund II	12/2014	3/2019	3,524.7	778.4	9.0%	2,746.3	588.8	2,460.5	1,872.8
Special Situations Fund	12/2012	1/2016	2,274.3	1.3	11.6%	2,273.0	1,552.4	1,431.8	619.8
Mezzanine Partners	3/2010	3/2015	1,022.8	102.7	4.4%	920.1	1,081.8	261.5	194.4
Private Credit Opportunities Partners II	12/2015	12/2020	2,245.1	654.3	2.2%	1,590.8	118.5	1,590.8	1,540.9
Lending Partners III	4/2017	11/2021	1,497.8	840.8	1.7%	657.0	108.9	657.0	641.8
Lending Partners II	6/2014	6/2017	1,335.9	156.8	3.7%	1,179.1	1,100.7	529.9	258.1
Lending Partners	12/2011	12/2014	460.2	54.9	15.2%	405.3	450.7	116.6	24.2
Lending Partners Europe	3/2015	3/2019	847.6	242.7	5.0%	604.9	178.6	548.7	387.5
Total Alternative Credit			13,208.4	2,831.9		10,376.5	5,180.4	7,596.8	5,539.5

Other Alternative Credit Vehicles	Various	Various	10,571.2	5,382.2	Various	5,189.0	3,282.5	3,522.2	3,011.5

Unallocated Commitments (3)			285.6	285.6	Various	—	—	—	—

Public Markets Total			24,065.2	8,499.7		15,565.5	8,462.9	11,119.0	8,551.0

Total Eligible To Receive Carried Interest			$168,505.6	$57,289.8		$114,736.9	$111,415.5	$61,195.8	$70,121.0

(1)	The "Invested" and "Realized" columns do not include the amounts of any realized investments that restored the unused capital commitments of the fund investors, if any.

(2)	Open ended fund.

(3)	Represents unallocated commitments from our strategic investor partnerships.

(4)	The "Commitment" and "Uncalled Commitments" columns include income that is eligible to be reinvested if permitted under the terms of the investment vehicle agreements.

INVESTMENT VEHICLE SUMMARY (UNAUDITED) (CONTINUED)
As of March 31, 2020
(Amounts in millions)

	Uncalled Commitments	Remaining Fair Value	Total

Carried Interest Eligible	$57,289.8	$70,121.0	$127,410.8
Incentive Fee Eligible
Hedge Fund Partnerships (1)	—	18,319.1	18,319.1
Business Development Companies (BDCs)	—	15,286.0	15,286.0
KKR Real Estate Finance Trust Inc.	—	1,171.9	1,171.9
Other	128.0	4,233.8	4,361.8
Total Carried Interest and Incentive Fee Eligible	57,417.8	109,131.8	166,549.6
Collateralized Loan Obligations (CLOs)	—	15,618.4	15,618.4
Leveraged Credit / Hedge Fund Partnerships (1) / Other	776.3	24,132.6	24,908.9
Total Assets Under Management	$58,194.1	$148,882.8	$207,076.9

(1)
Represents KKR's pro rata portion of AUM of hedge fund managers in which KKR holds a minority ownership interest. Total AUM for Hedge Fund Partnerships is $25,347.3 million, of which $18,319.1 million is incentive fee eligible.

KKR’S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS
(Amounts in thousands)

	As of
	March 31, 2020	December 31, 2019
Private Markets Business Line	$5,559,400	$4,551,500
Public Markets Business Line	676,100	689,700
Total	$6,235,500	$5,241,200

INFORMATION ON NON-GAAP AND OTHER MEASURES & DEFINTIONS (UNAUDITED)

KKR operates through one operating and reportable segment. Management makes operating decisions and assesses performance of our business prior to giving effect to the (i) allocation of income (loss) between KKR & Co. Inc. and KKR Holdings L.P.; (ii) consolidation of the investment funds and collateralized financing entities that KKR manages; and (iii) other consolidated entities that are not subsidiaries of KKR & Co. Inc.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP: after-tax distributable earnings, after-tax distributable earnings per adjusted share, book value, book value per adjusted share, operating assets, operating liabilities, operating revenues, operating expenses and fee related earnings. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. In addition, we caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similarly titled measures presented by other investment managers. These non-GAAP measures are presented in this earnings release as KKR’s operating results, which were previously referred to as segment results. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, where applicable, are included in Exhibit A.
Adjusted shares represents shares of Class A common stock of KKR & Co. Inc. outstanding under GAAP adjusted to include shares issuable upon exchange of all units of KKR Holdings L.P. We believe providing adjusted shares is useful to stockholders as it provides insight into the calculation of amounts available for distribution as dividends on a per adjusted share basis. Weighted average adjusted shares is used in the calculation of after-tax distributable earnings per adjusted share and adjusted shares is used in the calculation of book value per adjusted share.

After-tax distributable earnings is a non-GAAP performance measure of KKR’s earnings excluding mark-to-market gains (losses) after interest expense, preferred dividends, noncontrolling interests and income taxes paid. It is used by management to assess the net realized earnings of KKR for a given reporting period, after deducting equity-based compensation under the Equity Incentive Plans and adjusting to exclude the impact of non-recurring items, if any. KKR believes that after-tax distributable earnings is useful to stockholders as it aligns KKR’s net realization performance with the manner in which KKR receives its revenues and determines the compensation of its employees. After-tax distributable earnings does not represent and is not used to calculate actual dividends under KKR’s dividend policy. Equity-based compensation expense is included in after-tax distributable earnings as a component of compensation expense in order to reflect the dilutive nature of these non-cash equity-based awards. Income taxes paid represents the implied amount of income taxes that would be paid assuming that all pre-tax distributable earnings were allocated to KKR & Co. Inc., which would occur following an exchange of all KKR Holdings units for Class A common stock of KKR & Co. Inc. Income taxes paid also includes amounts paid pursuant to the tax receivable agreement.
Assets under management ("AUM") represent the assets managed or advised by KKR from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital), general partner capital, and assets managed or advised by our strategic BDC partnership and the hedge fund and other managers in which KKR holds an ownership interest. We believe this measure is useful to stockholders as it provides additional insight into the capital raising activities of KKR and its hedge fund and other managers and the overall activity in their investment funds and other managed capital. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles; (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (v) KKR's pro rata portion of the AUM of hedge fund and other managers in which KKR holds an ownership interest; (vi) all AUM of the strategic BDC partnership with FS Investments; and (vii) the fair value of other assets managed by KKR. The pro rata portion of the AUM of hedge fund and other managers is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM. KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a non-GAAP performance measure of the net assets of KKR and is used by management primarily in assessing the unrealized value of KKR’s operating assets after deducting for operating liabilities, noncontrolling interests and preferred stock. We believe this measure is useful to stockholders as it provides additional insight into the net assets of KKR excluding those net assets that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock. KKR's book value includes the net impact of KKR's tax assets and liabilities as prepared under GAAP.
Capital invested is the aggregate amount of capital invested by (i) KKR’s investment funds, (ii) KKR's Principal Activities business line as a co-investment, if any, alongside KKR’s investment funds, and (iii) KKR's Principal Activities business line in connection with a syndication transaction conducted by KKR's Capital Markets business line, if any. Capital invested is used as a measure of investment activity at KKR during a given period. We believe this measure is useful to stockholders as it provides a measure of capital deployment across KKR’s business lines. Capital invested includes investments made using investment financing arrangements like credit facilities, as applicable.  Capital invested excludes (i) investments in certain leveraged credit strategies, (ii) capital invested by KKR’s Principal Activities business line that is not a co-investment alongside KKR’s investment funds, and (iii) capital invested by KKR’s Principal Activities business line that is not invested in connection with a syndication transaction by KKR’s Capital Markets business line. Capital syndicated by KKR's Capital Markets business line to third parties other than KKR’s investment funds or Principal Activities business line is not included in capital invested.  See also syndicated capital.
Distributable operating earnings is a non-GAAP performance measure that represents after-tax distributable earnings before interest expense, preferred dividends, income (loss) attributable to noncontrolling interests and income taxes paid. We believe distributable operating earnings is useful to stockholders as it provides a supplemental measure of our operating performance without taking into account items that we do not believe relate directly to KKR's operations.

Operating assets is a non-GAAP performance measure that represents cash and short-term investments, investments, net unrealized carried interest, tax assets, and other assets of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the assets of KKR that are used to operate its business lines. As used in this definition, cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield.
Operating expenses is a non-GAAP performance measure that represents the expenses of KKR and is the sum of (i) compensation and benefits (excluding unrealized performance income compensation), (ii) occupancy and related charges and (iii) other operating expenses. KKR believes that operating expenses is useful to stockholders as it provides insight into the costs expended in connection with generating KKR's operating revenues.
Operating revenues is a non-GAAP performance measure that represents the realized revenues (which excludes unrealized carried interest and unrealized net gains (losses)) generated by KKR and is the sum of (i) fees and other, net, (ii) realized performance income (loss) and (iii) realized investment income (loss). KKR believes that operating revenues is useful to stockholders as it provides insight into the realized revenue generated by KKR's business lines.
Operating liabilities is a non-GAAP performance measure that represents the debt obligations of KKR (including KFN), tax liabilities, and other liabilities of KKR presented on a basis that deconsolidates (i) KKR's investment funds and collateralized financing entities that KKR manages and (ii) other consolidated entities that are not subsidiaries of KKR & Co. Inc. We believe this measure is useful to stockholders as it provides additional insight into the liabilities of KKR excluding the liabilities that are allocated to noncontrolling interest holders and to the holders of the Series A and Series B Preferred Stock.
Fee paying AUM ("FPAUM") represents only the AUM from which KKR is entitled to receive management fees. We believe this measure is useful to stockholders as it provides additional insight into the capital base upon which KKR earns management fees. FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's and its hedge fund and BDC partnership management fees and differs from AUM in the following respects: (i) assets and commitments from which KKR is not entitled to receive a management fee are excluded (e.g., assets and commitments with respect to which it is entitled to receive only carried interest or is otherwise not currently entitled to receive a management fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Fee related earnings is a non-GAAP supplemental performance measure of earnings of KKR before performance income and investment income. KKR believes this measure may be useful to stockholders as it may provide additional insight into the profitability of KKR’s fee generating management companies and capital markets businesses. Fee related earnings is calculated as KKR’s total Fees and Other, Net, multiplied by KKR’s distributable operating margin. For purposes of the fee related earnings calculation, distributable operating margin is calculated as distributable operating earnings, before equity-based compensation, divided by total operating revenues.
Syndicated capital is the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties, generally in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in capital invested, (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds, and (iii) debt capital that is either underwritten or arranged on a best efforts basis. Syndicated capital is used as a measure of investment activity for KKR during a given period, and we believe that this measure is useful to stockholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets business line and across KKR's investment platform.
Uncalled commitments is the aggregate amount of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to stockholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

EXHIBIT A

GAAP CLASS A COMMON STOCK OUTSTANDING AND ADJUSTED SHARES

The following table provides a reconciliation of KKR's Weighted Average GAAP Shares of Class A Common Stock Outstanding to Weighted Average Adjusted Shares:

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Weighted Average GAAP Shares of Class A Common Stock Outstanding - Basic	559,149,821	555,379,973	533,892,474
Adjustments:
Weighted Average KKR Holdings Units (1)	288,322,053	292,947,120	298,858,418
Weighted Average Adjusted Shares (2)	847,471,874	848,327,093	832,750,892

The following table provides a reconciliation of KKR's GAAP Shares of Class A Common Stock Outstanding to Adjusted Shares:

	As of
	March 31, 2020	December 31, 2019
GAAP Shares of Class A Common Stock Outstanding	553,701,980	560,007,579
Adjustments:
KKR Holdings Units (1)	286,477,271	290,381,345
Adjusted Shares (2)	840,179,251	850,388,924

Unvested Shares of Class A Common Stock	22,586,749	22,712,604

(1)	Shares that may be issued by KKR & Co. Inc. upon exchange of units in KKR Holdings L.P. for KKR Class A common stock.

(2)	Amounts exclude unvested shares granted under the Equity Incentive Plans.

EXHIBIT A (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. INC. PER SHARE OF CLASS A COMMON STOCK - BASIC (GAAP BASIS)
TO AFTER-TAX DISTRIBUTABLE EARNINGS PER ADJUSTED SHARE AND ADJUSTED EBITDA (UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Net Income (Loss) Attributable to KKR & Co. Inc. Per Share of Class A Common Stock - Basic	$(2.31)	$0.93	$1.31
Weighted Average Shares of Class A Common Stock Outstanding - Basic	559,149,821	555,379,973	533,892,474
Net Income (Loss) Attributable to KKR & Co. Inc. Class A Common Stockholders	$(1,288,865)	$515,101	$700,978

(+) Net Income (Loss) Attributable to Noncontrolling Interests held by KKR Holdings L.P.	(852,194)	351,844	481,368
(+) Equity-based and Other Compensation - KKR Holdings L.P.	20,696	22,836	23,118
(+) Amortization of Intangibles and Other, net	(62,226)	95,230	56,153
(-) Net Unrealized Carried Interest	(1,659,940)	338,420	401,612
(-) Net Unrealized Gains (Losses)	(1,974,531)	502,686	819,402
(+) Unrealized Performance Income Compensation	(675,874)	140,852	159,880
(+) Income Tax Expense (Benefit)	(360,679)	142,626	167,593
(-) Income Taxes Paid	60,035	52,242	53,993

After-tax Distributable Earnings	$355,294	$375,141	$314,083
Weighted Average Adjusted Shares	847,471,874	848,327,093	832,750,892
After-tax Distributable Earnings Per Adjusted Share	$0.42	$0.44	$0.38

After-tax Distributable Earnings	$355,294	$375,141	$314,083

(+) Equity-based Compensation (Equity Incentive Plans)	51,003	49,898	54,885
(+) Income (Loss) Attributable to Noncontrolling Interests	1,089	1,803	359
(+) Income Taxes Paid	60,035	52,242	53,993
(+) Preferred Dividends	8,341	8,341	8,341
(+) Core Interest Expense (1)	33,864	30,663	30,270
(+) Depreciation and Amortization	4,804	4,699	4,371

Adjusted EBITDA (2)	$514,430	$522,787	$466,302

(1)
Core interest expense may be used by certain debt investors as an alternative measurement of interest expense incurred by KKR and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN, are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to debt investors as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

(2)
Adjusted EBITDA may be useful to debt investors in evaluating KKR's ability to service its debt and provides insight into the amount of KKR’s distributable earnings before the impact of interest expense, taxes, depreciation and amortization, equity-based compensation, preferred dividends and noncontrolling interests.

EXHIBIT A (CONTINUED)

RECONCILIATION OF TOTAL GAAP REVENUES TO TOTAL OPERATING REVENUES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Total GAAP Revenues	$(1,001,505)	$1,063,071	$1,187,480
(+) Management Fees - Consolidated Funds and Other	118,782	115,723	121,949
(-) Fee Credits - Consolidated Funds	227	20,572	3,939
(-) Capital Allocation-Based Income (Loss) (GAAP)	(1,382,077)	580,802	814,932
(+) Realized Carried Interest	361,331	232,180	330,345
(+) Realized Investment Income (Loss)	145,164	226,470	102,919
(-) Revenue Earned by Other Consolidated Entities	13,315	25,742	29,703
(-) Capstone Fees	20,918	—	—
(-) Expense Reimbursements	28,224	48,259	44,060
Total Operating Revenues	$943,165	$962,069	$850,059

RECONCILIATION OF TOTAL GAAP EXPENSES TO TOTAL OPERATING EXPENSES (UNAUDITED)
(Amounts in thousands)
	Quarter Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Total GAAP Expenses	$(96,692)	$751,320	$728,767
(-) Equity-based and Other Compensation - KKR Holdings L.P.	20,696	22,836	23,743
(-) Unrealized Performance Income Compensation	(675,874)	140,852	159,880
(-) Amortization of Intangibles	380	373	535
(-) Reimbursable Expenses	34,962	56,453	52,032
(-) Operating Expenses relating to Other Consolidated Entities	20,001	47,808	51,818
(-) Capstone Expenses	17,797	—	—
(+) Other	(14,374)	(2,823)	(11,606)
Total Operating Expenses	$470,972	$480,175	$429,153

EXHIBIT A (CONTINUED)

RECONCILIATION OF CERTAIN GAAP TO NON-GAAP BALANCE SHEET MEASURES
(Amounts in thousands)
	As of
	March 31, 2020	December 31, 2019
Total GAAP Assets	$55,601,075	$60,899,319
(-) Impact of Consolidation of Funds and Other Entities	34,876,939	37,453,629
(-) Carry Pool Reclassification	773,151	1,448,879
(-) Other Reclassifications	229,683	376,360
Total Operating Assets	$19,721,302	$21,620,451

	As of
	March 31, 2020	December 31, 2019
Total GAAP Liabilities	$29,011,045	$30,396,945
(-) Impact of Consolidation of Funds and Other Entities	22,696,035	23,841,496
(-) Carry Pool Reclassification	773,151	1,448,879
(-) Other Reclassifications	229,683	376,360
Total Operating Liabilities	$5,312,176	$4,730,210

	As of
	March 31, 2020	December 31, 2019
KKR & Co. Inc. Stockholders' Equity - Common Stock	$8,843,408	$10,324,936
(+) Impact of Consolidation of Funds and Other Entities	270,815	327,826
(-) Other Reclassifications	17,446	17,446
(+) Noncontrolling Interests Held by KKR Holdings L.P.	4,785,151	5,728,634
Book Value	$13,881,928	$16,363,950